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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) December 29, 2000
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                                  GenCorp Inc.
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               (Exact Name of Registrant as Specified in Charter)



          Ohio                       1-01520                  34-0244000
          ----                       -------                  ----------
(State or Other Jurisdiction     (Commission File            IRS Employer
      of Incorporation)                Number)             Identification No.)



Highway 50 and Aerojet Road, Rancho Cordova, California          95670
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         (Address of Principal Executive Offices)              (Zip Code)


P.O. Box 537012, Sacramento, California                        95853-7012
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         (Mailing Address)                                     (Zip Code)


        Registrant's telephone number, including area code (916) 355-4000
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ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

           On December 29, 2000, GenCorp Inc., an Ohio corporation ("GenCorp"), acquired all of the outstanding capital stock of various companies comprising the Draftex International Car Body Seals Division (the "Draftex Business" and/or "Draftex Subsidiaries") of The Laird Group Public Limited Company, a United Kingdom company ("Laird") for estimated aggregate consideration of approximately euro 222 million ($208 million (U.S.)) in cash. The estimated consideration for the acquisition was determined in arms-length negotiations and is subject to revision based on certain working capital and completion account adjustments. Prior to the acquisition, the Draftex Subsidiaries and Business were wholly owned by Laird.

           GenCorp obtained the funds used for the acquisition through its $500 million Credit Agreement (the "Credit Agreement") entered into on December 28, 2000 between GenCorp Inc. and Bankers Trust, individually and as Administrative Agent, Bank One, NA, individually and as Syndication Agent, and other financial institutions party thereto.

           The Draftex Business manufactures and sells highly engineered extruded and molded rubber products for vehicle bodies and window sealing for the original equipment automotive market. The Draftex Business includes a worldwide headquarters and technical center in Dusseldorf, Germany, and eleven manufacturing plants in six countries - Germany, France, Spain, China, Czech Republic and the United States. GenCorp plans to integrate the Draftex Business into GenCorp's existing GDX Automotive (formerly GenCorp Vehicle Sealing) business. However, GenCorp will conduct a further review of the Draftex Business, including its respective assets, business, corporate structure, capitalization, operations, policies, management and personnel. After such review, GenCorp will determine what actions or changes, if any, would be desirable in light of the circumstances which then exist.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         a)       Financial Statements of Businesses Acquired

                           The financial statements of the Draftex Subsidiaries
and Business for the periods specified in Rule 3-05(b) of Regulation S-X will be filed by amendment to this Form 8-K no later than 60 days after the date on which this Form 8-K is required to be filed.

         b)       Pro Forma Financial Information

                           The pro forma financial information of the Draftex
Subsidiaries and Business required pursuant to Article II of Regulation S-X will be filed by amendment to this Form 8-K no later than 60 days after the date on which this Form 8-K is required to be filed.

         c)       Exhibits:

         10.1 The Laird Group Public Limited Company and GenCorp Inc. Agreement for the sale and purchase of all of the issued shares of various companies comprising the Draftex International Car Body Seals Division.


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         10.2     Credit Agreement among GenCorp Inc., as the Borrower, Bankers
                  Trust Company, as Administrative Agent, Bank One, NA, as Syndication Agent, Deutsche Bank Securities Inc. and Banc One Capital Markets, Inc., as Joint Lead Arrangers and Joint Book Manager and Various Lending Institutions.


                                            SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       GENCORP INC.





                                       By: /s/ William R. Phillips
                                           -------------------------------

                                       Name:    William R. Phillips
                                       Title:   Senior Vice President, Law,
                                                General Counsel and Secretary

Dated:  January 12, 2001





EXHIBIT INDEX

         10.1 The Laird Group Public Limited Company and GenCorp Inc. Agreement for the sale and purchase of all of the issued shares of various companies comprising the Draftex International Car Body Seals Division.

         10.2 Credit Agreement among GenCorp Inc., as the Borrower, Bankers Trust Company, as Administrative Agent, Bank One, NA, as Syndication Agent, Deutsche Bank Securities Inc. and Banc One Capital Markets, Inc., as Joint Lead Arrangers and Joint Book Manager and Various Lending Institutions.